UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2023
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 579-5668
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 24, 2023, Weave Communications, Inc. (the "Company") held its 2023 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as follows:
1.To elect three Class II directors, each to serve for a three-year term expiring at the 2026 Annual Meeting of Stockholders or until such director's successor is duly elected and qualified or until such director's earlier death, resignation, disqualification or removal:

Nominee	For	Withheld	Broker Non-Votes
Blake G Modersitzki	38,960,322	8,411,620	13,062,835
George P. Scanlon	41,752,589	5,619,353	13,062,835
Debora Tomlin	41,598,172	5,773,770	13,062,835
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-Votes
60,368,251	39,937	26,589	—
3.To approve an amendment to the Company’s amended and restated certificate of incorporation to limit the liability of certain of its officers as permitted by recent amendments to the General Corporation Law of the State of Delaware:

For	Against	Abstain	Broker Non-Votes
40,330,949	7,035,703	5,290	13,062,835
Each of the directors named under Proposal No. 1 was elected based on the recommendation of the Company's Board of Directors in the 2023 Proxy Statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	May 24, 2023

By:	/s/ Brett White

Name:	Brett White
Title:	Chief Executive Officer